Exhibit 99.B(d)(31)

FORM OF SCHEDULE A
TO THE
SUB-ADVISORY AGREEMENT
BETWEEN
SEI INVESTMENTS MANAGEMENT CORPORATION
AND
DELAWARE INVESTMENTS FUND ADVISERS,
A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

AS OF APRIL 30, 2013, AS AMENDED SEPTEMBER         , 2013

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Fund

Emerging Markets Equity Fund

FORM OF SCHEDULE B
TO THE
SUB-ADVISORY AGREEMENT
BETWEEN
SEI INVESTMENTS MANAGEMENT CORPORATION
AND
DELAWARE INVESTMENTS FUND ADVISERS,
A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

AS OF APRIL 30, 2013, AS AMENDED SEPTEMBER         , 2013

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Fund

[REDACTED]

Emerging Markets Equity Fund

[REDACTED]

Agreed and Accepted:

SEI INVESTMENTS MANAGEMENT CORPORATION	DELAWARE INVESTMENTS FUND ADVISERS, SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

By:	By:

Name:	Name:

Title:	Title: